Exhibit 8.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
September 4, 2008
TEPPCO Partners, L.P.
1100 Louisiana, Suite 1600
Houston, Texas 77002
Ladies and Gentlemen:
          We have acted as counsel to TEPPCO Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of the prospectus of the Partnership dated September 4, 2008 (the “Prospectus”), relating to the registration statement on Form S-3 (Registration Statement No. 333-153314) (the “Registration Statement”) and the prospectus supplement dated September 4, 2008 to the Prospectus (the “Prospectus Supplement”), regarding the offer and sale by the Partnership of up to 9,200,000 units representing limited partner interests in the Partnership. In connection therewith, we prepared the discussions (the “Discussions”) set forth under the heading “Material Tax Consequences” in the Prospectus and “Material U.S. Tax Consequences” in the Prospectus Supplement.
          We hereby confirm that all statements of legal conclusions contained in the Discussions reflect the opinion of Baker Botts L.L.P. with respect to the matters set forth therein, subject to the assumptions, qualifications, and limitations set forth therein, (i) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Material U.S. Tax Consequences” and (ii) as of the date of the Prospectus in respect of the discussion set forth under the caption “Material Tax Consequences.”
          In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants, and representations contained in (i) the Registration Statement, (ii) the Prospectus, (iii) the Prospectus Supplement, (iv) a representation letter provided to us by the Partnership in support of this opinion, (v) certain other filings made by the Partnership with the Commission and (vi) other information provided to us by the Partnership.
          At your request, this opinion is being furnished to you for filing as an exhibit to the Partnership’s current report on Form 8-K filed on or about the date hereof (the “Form 8-K”). We hereby consent to the filing of this opinion as an exhibit to the Form 8-K and to the use of our name in the Discussions. This consent does not constitute an admission that we are within

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the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Yours very truly,
/s/ BAKER BOTTS L.L.P.